UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

Technology Solutions Company

(Exact name of Registrant as specified in its charter)

Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 228-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 28, 2004, Technology Solutions Company (“TSC”) announced that effective October 1, 2004, Sandor Grosz would replace Timothy P. Dimond as TSC’s Chief Financial Officer and that Mr. Dimond will continue serving TSC as a consultant.

A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

TSC had previously entered into an employment agreement with Sandor Grosz to serve as one of its Vice Presidents. Mr. Grosz’s base annual salary under the agreement is currently $176,800 per year, and is subject to annual review. The agreement does not have a fixed expiration date and may be terminated by TSC on 180 days written notice and by Mr. Grosz on 30 days written notice. If Mr. Grosz’s employment is terminated by TSC for any reason other than because Mr. Grosz has engaged in Serious Misconduct (as defined in the employment agreement), he will be entitled to receive his salary and health insurance benefits for a 180 day period following his receipt of the notice from TSC or, if sooner, until he commences employment with another employer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this report:

Exhibit
Number	Description of Exhibit
99.1	Press Release issued by Technology Solutions Company dated September 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY
Date: September 30, 2004	By:	/s/ MICHAEL R. GORSAGE
Michael R. Gorsage
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Technology Solutions Company dated September 28, 2004.